Exhibit 10.1

This instrument prepared by and

after recording return to:

Jami L. Brodey, Esq.

GOLDBERG KOHN LTD.

55 East Monroe Street, Suite 3300

Chicago, Illinois 60603

(312) 201-4000

Property Address:  2201 Landmeier Road, Elk Grove Village, Illinois

PIN(S):  08-26-403-011-0000; 08-26-403-012-0000; 08-26-403-013-0000; 08-26-403-014-0000

REAL PROPERTY MORTGAGE

(COOK County, Illinois)

THIS REAL PROPERTY MORTGAGE ("Mortgage"), made as of the 21 day of December, 2017, is made and executed by SIGMATRON INTERNATIONAL, INC., a Delaware corporation ("Mortgagor") having an office at 2201 Landmeier Road, Elk Grove Village, Illinois 60007, in favor of U.S. BANK NATIONAL ASSOCIATION, a national banking association ("Lender"), having an address at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604.

RECITALS

I.    Pursuant to a certain Amended and Restated Loan and Security Agreement dated of even date herewith (as it may be amended, modified, supplemented, restated or replaced from time to time, the "Loan Agreement") among Mortgagor and Lender, Lender has agreed to make revolving loans to the Borrower in the maximum principal amount of $35,000,0000 and a term loan in the principal amount of $7,000,000 (such loans, as they may be amended, modified, supplemented, restated or replaced from time to time are, the "Loans").

II.    The Loans may be evidenced, in whole or in part, by one or more notes in an aggregate principal amount not to exceed $42,000,000 (said notes, together with all amendments, modifications, supplements, and full or partial restatements and replacements thereof, being hereinafter referred to as the "Notes").  The final maturity date of the Loans is March 31, 2022.  The terms and provisions of the Notes and the Loan Agreement are hereby incorporated by reference in this Mortgage.  Capitalized terms used and not defined in this Mortgage shall have the meanings given them in the Loan Agreement.  The rate or rates of interest payable under the Loan Agreement may vary from time to time.

III.    Among other things, this Mortgage is given to secure a revolving credit facility and secures not only present indebtedness but also future advances, whether such future advances are obligatory or are to be made at the option of Lender, or otherwise as are to be made within twenty (20) years of the date hereof.  The amount of indebtedness secured hereby may

Exhibit 10.1

increase or decrease from time to time, however the principal amount of such indebtedness shall not at any time exceed the amount of $84,000,000.

GRANTING CLAUSES

To secure the payment and the performance and satisfaction of each and all of the "Obligations" as defined in the Loan Agreement and the payment of all amounts due under and the performance and observance of all covenants and conditions contained in this Mortgage, the Notes, the Loan Agreement and any other Loan Documents, now or hereafter executed by Mortgagor or any party related thereto or affiliated therewith (the indebtedness and other liabilities secured hereby being hereinafter sometimes referred to as the "Secured Liabilities"), provided that the principal amount of the Secured Liabilities shall not exceed $84,000,000, Mortgagor does hereby convey, mortgage, warrant, assign, transfer, pledge and deliver, to Lender the following described property subject to the terms and conditions herein:

(A)    The land legally described in attached Exhibit A ("Land");

(B)    All the buildings, structures, improvements and fixtures of every kind or nature now or hereafter situated on the Land and all machinery, appliances, equipment, furniture and all other personal property of every kind or nature which constitute fixtures with respect to the Land, together with all extensions, additions, improvements, substitutions and replacements of the foregoing ("Improvements");

(C)    All easements, tenements, rights-of-way, vaults, gores of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers and appurtenances in any way belonging, relating or appertaining to any of the Land or Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired ("Appurtenances");

(D)(i)    All judgments, insurance proceeds, awards of damages and settlements which may result from any damage to all or any portion of the Land, Improvements or Appurtenances or any part thereof or to any rights appurtenant thereto;

(ii)    All compensation, awards, damages, claims, rights of action and proceeds of or on account of (a) any damage or taking, pursuant to the power of eminent domain, of the Land, Improvements or Appurtenances or any part thereof, (b) damage to all or any portion of the Land, Improvements or Appurtenances by reason of the taking, pursuant to the power of eminent domain, of all or any portion of the Land, Improvements or Appurtenances, or (c) the alteration of the grade of any street or highway on or about the Land, Improvements, Appurtenances or any part thereof; and, except as otherwise provided herein or in the Loan Agreement, Lender is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances therefor and, except as otherwise provided herein or in the Loan Agreement, to apply the same toward the payment of the Secured Liabilities; and

(iii)    All proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Land, Improvements or Appurtenances;

Exhibit 10.1

(E)    All rents, issues, profits, income and other benefits now or hereafter arising from or in respect of the Land, Improvements or Appurtenances (the "Rents"); it being intended that this Granting Clause shall constitute an absolute and present assignment of the Rents, subject, however, to the conditional permission given to Mortgagor to collect and use the Rents as provided in this Mortgage;

(F)    Any and all leases, licenses and other occupancy agreements now or hereafter affecting the Land, Improvements or Appurtenances, together with all security therefor and guaranties thereof and all monies payable thereunder, and all books and records owned by Mortgagor which contain evidence of payments made under the leases and all security given therefor (collectively, the "Leases"), subject, however, to the conditional permission given to Mortgagor to collect and use the Rents as provided in this Mortgage;

(G)    Any and all after-acquired right, title or interest of Mortgagor in and to any of the property described in the preceding Granting Clauses; and

(H)    The proceeds from the sale, transfer, pledge or other disposition of any or all of the property described in the preceding Granting Clauses;

All of the mortgaged property described in the Granting Clauses is hereinafter referred to as the "Mortgaged Property."

ARTICLE ONE

COVENANTS OF MORTGAGOR

Mortgagor covenants and agrees with Lender as follows:

1.1.    Performance under Loan Agreement, Notes, Mortgage and Other Loan Documents.  Mortgagor shall perform, observe and comply with or cause to be performed, observed and complied with in a complete and timely manner all provisions hereof, of the Loan Agreement, the Notes, and every other Loan Document.

1.2.    General Covenants and Representations.  Mortgagor covenants, represents and warrants that as of the date hereof and at all times thereafter during the term hereof:  (a) Mortgagor is seized of an indefeasible estate in fee simple in that portion of the Mortgaged Property which is real property, and has good and absolute title to it and the balance of the Mortgaged Property free and clear of all liens, security interests, charges and encumbrances whatsoever, except for "Permitted Liens" as defined in the Loan Agreement; and (b) Mortgagor has good right, full power and lawful authority to mortgage and pledge the Mortgaged Property as provided herein; (c) upon the occurrence of an Event of Default (hereinafter defined), Lender may at all times thereafter peaceably and quietly enter upon, hold, occupy and enjoy the Mortgaged Property in accordance with the terms hereof and of the Loan Agreement; and (d) Mortgagor will maintain and preserve the lien of this Mortgage as a first and paramount lien on the Mortgaged Property, subject only to the Permitted Liens, until the Secured Liabilities have been paid in full and all obligations of Lender under the Loan Agreement have been terminated.

Exhibit 10.1

1.3.    Compliance with Laws and Other Restrictions.  Mortgagor covenants and represents that the Land and the Improvements and the use thereof presently comply with, and, except as provided in the Loan Agreement, will continue to comply with, all applicable restrictive covenants, zoning and subdivision ordinances and building codes, licenses, health and environmental laws and regulations and all other applicable laws, ordinances, rules and regulations.

1.4.    Taxes and Other Charges.  Mortgagor shall pay promptly when due all taxes, assessments, rates, dues, charges, fees, levies, fines, impositions, liabilities, obligations, liens and encumbrances of every kind and nature whatsoever now or hereafter imposed, levied or assessed upon or against the Mortgaged Property or any part thereof, or upon or against this Mortgage or the Secured Liabilities; provided, however, that Mortgagor may in good faith contest the validity, applicability or amount of any tax, assessment or other charge, in accordance with the terms of the Loan Agreement.

1.5.    Mechanic's and Other Liens.  Except as otherwise may be provided by the Loan Agreement, Mortgagor shall not permit or suffer any mechanic's, laborer's, materialman's, statutory or other lien or encumbrance (other than any lien for taxes and assessments not yet due) to be created upon or against the Mortgaged Property; provided, however, that Mortgagor may in good faith, by appropriate proceedings, contest the validity, applicability or amount of any asserted lien, in accordance with the terms of the Loan Agreement.

1.6.    Insurance and Condemnation.

1.6.1.    Insurance Policies.  Mortgagor shall, at its sole expense, obtain for, deliver to, assign to and maintain for the benefit of Lender, until the Secured Liabilities are paid in full, such policies of insurance as are required by the Loan Agreement.

1.6.2.    Adjustment of Loss; Application of Proceeds.  Except as otherwise may be provided by the Loan Agreement, Lender is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies covering the Mortgaged Property and to collect and receive the proceeds from any such policy or policies.  The entire amount of such proceeds, awards or compensation shall be applied as provided in the Loan Agreement.

1.6.3.    Condemnation Awards.  Except as otherwise may be provided in the Loan Agreement, Lender shall be entitled to all compensation, awards, damages, claims, rights of action and proceeds of, or on account of, (i) any damage or taking, pursuant to the power of eminent domain, of the Mortgaged Property or any part thereof, (ii) damage to the Mortgaged Property by reason of the taking, pursuant to the power of eminent domain, of other property, or (iii) the alteration of the grade of any street or highway on or about the Mortgaged Property.  Lender is hereby authorized, at its option, after the occurrence of an Event of Default, to commence, appear in and prosecute in the name of Mortgagor or in its own name any action or proceeding relating to any such compensation, awards, damages, claims, rights of action and proceeds and to settle or compromise any

Exhibit 10.1

claim in connection therewith.  Mortgagor hereby irrevocably appoints Lender as attorney-in-fact for the purposes set forth in the preceding sentence.

1.6.4.    Obligation to Repair.  If all or any part of the Mortgaged Property shall be damaged or destroyed by fire or other casualty or shall be damaged or taken through the exercise of the power of eminent domain or other cause described in Section 1.6.3, Mortgagor shall promptly and with all due diligence restore and repair the Mortgaged Property provided that insurance proceeds, or condemnation award or other compensation, as applicable are made available to Mortgagor.

1.7.    Lender May Pay; Default Rate.  Upon Mortgagor's failure to pay any amount required to be paid by Mortgagor under any provision of this Mortgage, Lender may pay the same.  Mortgagor shall pay to Lender on demand the amount so paid by Lender and if such amount is not paid within 3 Business Days after demand, Mortgagor will pay interest thereon at a rate equal to the highest rate applicable to the Loans following the occurrence of an Event of Default under the Loan Agreement (the "Default Rate") and until paid by Mortgagor, the amount so paid by Lender, together with interest, if any, shall be added to the Secured Liabilities.

1.8.    Care of the Mortgaged Property.  Subject to Section 1.6.4 above, except as otherwise expressly permitted by the Loan Agreement, Mortgagor shall preserve and maintain the Mortgaged Property in good condition.

1.9.    Transfer or Encumbrance of the Mortgaged Property.  Except as otherwise expressly permitted by the Loan Agreement, Mortgagor shall not permit or suffer to occur any sale, assignment, conveyance, transfer, mortgage, lease or encumbrance of the Mortgaged Property, any part thereof, or any interest therein, without the prior written consent of Lender having been obtained.

1.10.    Further Assurances.  At any time and from time to time, upon Lender's request, Mortgagor shall make, execute and deliver, or cause to be made, executed and delivered, to Lender, and where appropriate shall cause to be recorded, registered or filed, and from time to time thereafter to be re-recorded, re-registered and refiled at such time and in such offices and places as shall be reasonably required by Lender, any and all such further mortgages, security agreements, financing statements, instruments of further assurance, certificates and other documents as Lender may consider reasonably necessary in order to effectuate or perfect, or to continue and preserve the obligations under, this Mortgage.

1.11.    Assignment of Rents.  The assignment of Rents and Leases contained in Sections (E) and (F) of the Granting Clauses of this Mortgage shall be fully operative without any further action on the part of either party, and, specifically, Lender shall be entitled, at its option, upon the occurrence of an Event of Default, to all Rents from the Mortgaged Property, whether or not Lender takes possession of the Mortgaged Property.  Such assignment and grant shall continue in effect until the Secured Liabilities are paid in full and all obligations of Lender under the Loan Agreement have been terminated, the execution of this Mortgage constituting and evidencing the irrevocable consent of Mortgagor to the entry upon and taking

Exhibit 10.1

possession of the Mortgaged Property by Lender, upon the occurrence of an Event of Default, pursuant to such grant, whether or not foreclosure proceedings have been instituted.  Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Mortgagor shall have the right and authority to continue to collect the Rents from the Mortgaged Property as they become due and payable.

1.12.    After-Acquired Property.  To the extent permitted by, and subject to, applicable law, the lien of this Mortgage shall automatically attach, without further act, to all property hereafter acquired by Mortgagor located in or on, or attached to, or used or intended to be used in connection with, or with the operation of, the Mortgaged Property or any part thereof.

1.13.    Leases Affecting Mortgaged Property.  Mortgagor shall comply with and perform in a complete and timely manner all of its obligations as landlord under all Leases affecting the Mortgaged Property or any part thereof.  The assignment contained in Sections (E) and (F) of the Granting Clauses shall not be deemed to impose upon Lender any of the obligations or duties of the landlord provided in any Lease.

1.14.    Execution of Leases.  Except as otherwise expressly permitted by the Loan Agreement, Mortgagor shall not permit any Leases to be made of the Mortgaged Property, or to be modified, terminated, extended or renewed, without the prior written consent of Lender.

1.15.    Expenses.  Subject to the terms of the Loan Agreement, Mortgagor shall pay when due and payable, all appraisal fees, recording fees, taxes, brokerage fees and commissions, abstract fees, title insurance fees, escrow fees, attorneys' fees, court costs, documentary and expert evidence, fees of inspecting architects and engineers, and all other costs and expenses of every character which have been incurred or which may hereafter be incurred by Lender in connection with this Mortgage or the administration and enforcement of any term or provision of this Mortgage.  In the event of foreclosure hereof, Lender shall be entitled to add to the indebtedness found to be due by the court a reasonable estimate of such expenses to be incurred after entry of the decree of foreclosure.

1.16.    Indemnity. Reference is hereby made to the indemnity provisions  of the Loan Agreement, which are incorporated herein by this reference.

1.17.    Lender's Performance of Mortgagor's Liabilities.  If Mortgagor fails to pay any tax, assessment, encumbrance or other imposition, or to furnish insurance hereunder, or to perform any other covenant, condition or term in this Mortgage, Lender may, but shall not be obligated to, pay, obtain or perform the same. All payments made, whether such payments are regular or accelerated payments, and costs and expenses incurred or paid by Lender in connection therewith shall be due and payable within three (3) Business Days of written demand.  The amounts so incurred or paid by Lender shall bear interest at the Default Rate, if not paid within three (3) Business Days of demand, and such amounts, together with interest, shall be added to the Secured Liabilities and secured by the lien of this Mortgage and the other Loan Documents.  Lender is hereby empowered to enter and to authorize others to enter upon the Mortgaged

Exhibit 10.1

Property or any part thereof for the purpose of performing or observing any covenant, condition or term that Mortgagor has failed to perform or observe, without thereby becoming liable to Mortgagor or any person in possession holding under Mortgagor. Performance or payment by Lender of any obligation of Mortgagor shall not relieve Mortgagor of such obligation or of the consequences of having failed to perform or pay the same and shall not effect the cure of any Event of Default.

1.18.    Payment of Superior Liens.  To the extent that Lender, after the date hereof, pays any sum due under any provision of law or instrument or document creating any lien superior or equal in priority in whole or in part to the lien of this Mortgage, Lender shall have and be entitled to a lien on the Mortgaged Property equal in parity with that discharged, and Lender shall be subrogated to and receive and enjoy all rights and liens possessed, held or enjoyed by the holder of such lien, which shall remain in existence and benefit Lender to secure all Secured Liabilities.  Lender shall be subrogated, notwithstanding its release of record, to mortgages, trust deeds, superior titles, vendors' liens, mechanics' and materialmen's liens, charges, encumbrances, rights and equities on the Mortgaged Property to the extent that any obligation under any thereof is paid or discharged with proceeds of disbursements or advances under the Notes or other indebtedness secured hereby.

1.19.    Use of the Mortgaged Property.  Mortgagor shall not suffer or permit the Mortgaged Property, or any material portion thereof, to be used for any purpose other than for the purposes for which it is currently being used and, without limitation of the foregoing, Mortgagor shall not use or permit the use of the Mortgaged Property or any portion thereof for any unlawful purpose.

ARTICLE TWO

DEFAULTS

2.1.    Event of Default.  The term "Event of Default," wherever used in this Mortgage, shall mean the occurrence of any "Event of Default" under the Loan Agreement.  Additionally, any failure of Mortgagor to keep and perform any obligation, covenant or agreement under this Mortgage and the breach of any representation or warranty made by Mortgagor in this Mortgage, shall also constitute Events of Default under this Mortgage and under the Loan Agreement.

ARTICLE THREE

REMEDIES

3.1.    Acceleration of Maturity.  Upon the occurrence and during the continuation of an Event of Default, Lender may declare the Secured Liabilities to be immediately due and payable, and upon such declaration the Secured Liabilities shall immediately become and be due and payable without further demand or notice.  The foregoing shall not be in limitation of any provision contained in any other Loan Document, including without limitation any such provision pursuant to which the Secured Liabilities become immediately due and payable without action or election by Lender.

Exhibit 10.1

3.2.    Lender's Power of Enforcement.  Upon the occurrence and during the continuation of an Event of Default, Lender may, either with or without entry or taking possession as provided in this Mortgage or otherwise, and without regard to whether or not the Secured Liabilities shall have been accelerated, and without prejudice to the right of Lender thereafter to bring an action of foreclosure or any other action for any Event of Default existing at the time such earlier action was commenced or arising thereafter, proceed by any appropriate action or proceeding:

(a)    to enforce full payment and satisfaction of the Secured Liabilities or the performance of any term hereof or any of the other Loan Documents;

(b)    to foreclose this Mortgage and to have sold, as an entirety or in separate lots or parcels, the Mortgaged Property; and

(c)    to pursue any other remedy available to Lender. Lender may take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as Lender may determine.

3.3.    Lender's Right to Enter and Take Possession, Operate and Apply Income.

(a)    Upon the occurrence and during the continuation of an Event of Default (i) Mortgagor, upon demand of Lender, shall forthwith surrender to Lender the actual possession of the Mortgaged Property, and to the extent permitted by law, Lender itself, or by such officers or agents as it may appoint, is hereby expressly authorized to enter and take possession of all or any portion of the Mortgaged Property and may exclude Mortgagor and its agents and employees wholly therefrom.

(b)    If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after Lender's demand, Lender may obtain a judgment or decree conferring on Lender the right to immediate possession or requiring Mortgagor to deliver immediate possession of all or part of the Mortgaged Property to Lender, to the entry of which judgment or decree Mortgagor hereby specifically consents.  Mortgagor shall pay to Lender, upon demand, all costs and expenses of obtaining such judgment or decree and reasonable compensation to Lender, its attorneys and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Mortgage.

(c)    Upon every such entering upon or taking of possession, Lender, to the extent permitted by law, may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof.

(d)    In addition to the foregoing, Lender shall have the right, in accordance with Sections 5/15-1701 and 5/15-1702 of the Illinois Mortgage Foreclosure Law, 735 ILCS 5/15-1101 et seq., Illinois Revised Statutes (as such law may be amended, restated or replaced (the "Act"), to be placed in possession of the Mortgaged Property or at its request to have a receiver appointed, and such receiver, or Lender, if and when placed in

Exhibit 10.1

possession, shall have, in addition to any other powers provided in this Mortgage, all powers, immunities, and duties as provided for in Sections 5/15-1701 and 5/15-1702 of the Act.

3.4.    Receiver – Mortgagee in Possession.  Upon the occurrence and during the continuation of an Event of Default, Lender, to the extent permitted by law and without regard to the value of the Mortgaged Property or the adequacy of the security for the indebtedness and other sums secured hereby, shall be entitled as a matter of right and without any additional showing or proof, at Lender's election, to either the appointment by the court of a receiver (without the necessity of Lender posting a bond) to enter upon and take possession of the Mortgaged Property and to collect all Rents and apply the same as the court may direct or to be placed by the court into possession of the Mortgaged Property as mortgagee in possession with the same power herein granted to a receiver and with all other rights and privileges of a mortgagee in possession under law.  The right to enter and take possession of and to manage and operate the Mortgaged Property, and to collect all Rents, whether by a receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law and may be exercised concurrently therewith or independently thereof.  Lender shall be liable to account only for such Rents actually received by Lender.  Notwithstanding the appointment of any receiver or other custodian, Lender shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by, or payable or deliverable under the terms of this Mortgage to Lender.  Any such receiver shall have all of the rights and powers described in Section 15‑1704 of the Act.

3.5.    Leases.  Lender is authorized to foreclose this Mortgage subject to the rights, if any, of any or all tenants of the Mortgaged Property, even if the rights of any such tenants are or would be subordinate to the lien of this Mortgage. Lender may elect to foreclose the rights of some subordinate tenants while foreclosing subject to the rights of other subordinate tenants.

3.6.    Purchase by Lender.  Upon any foreclosure sale, Lender may bid for and purchase all or any portion of the Mortgaged Property and, upon compliance with the terms of the sale, may hold, retain and possess and dispose of such property in its own absolute right without further accountability.

3.7.    Application of Foreclosure Sale Proceeds.  The proceeds of any foreclosure sale of the Mortgaged Property or any part thereof received by Lender shall be applied by Lender to the indebtedness secured hereby in such order and manner as prescribed by the Loan Agreement.

3.8.    Application of Indebtedness Toward Purchase Price. Upon any foreclosure sale, Lender may apply any or all of the Secured Liabilities to the price paid by Lender at the foreclosure sale.

3.9.    Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws.  Mortgagor hereby waives any and all rights of redemption.  Mortgagor further agrees, to the full extent permitted by law, that in case of an Event of Default, neither Mortgagor nor anyone claiming through or under Mortgagor will set up, claim or seek to take advantage of any reinstatement, appraisement, valuation, stay or extension laws now or hereafter in force, or take

Exhibit 10.1

any other action which would prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereat.  Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Mortgaged Property marshalled upon any foreclosure of the lien hereof and agrees that Lender or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety.  Mortgagor acknowledges that the transaction of which this Mortgage is a part is a transaction which includes neither agricultural real estate,  as defined in Section 15‑1201 of the Act, nor residential real estate, as defined in Section 15‑1219 of the Act, and to the full extent permitted by law, Mortgagor hereby voluntarily and knowingly waives its rights to reinstatement and redemption as allowed under Section 15‑1601 of the Act.

3.10.    Mortgagor to Pay the Secured Liabilities in Event of Default; Application of Monies by Lender.

(a)    Upon an Event of Default, Lender shall be entitled to sue for and to recover judgment against Mortgagor for the Secured Liabilities due and unpaid together with costs and expenses, including, without limitation, the reasonable compensation, expenses and disbursements of Lender's agents, attorneys and other representatives, either before, after or during the pendency of any proceedings for the enforcement of this Mortgage; and the right of Lender to recover such judgment shall not be affected by any taking of possession or foreclosure sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Mortgage, or the foreclosure of the lien hereof.

(b)    In case of a foreclosure sale of all or any part of the Mortgaged Property and of the application of the proceeds of sale to the payment of the Secured Liabilities, Lender shall be entitled to enforce all other rights and remedies under the Loan Documents.

(c)    Mortgagor hereby agrees, to the extent permitted by law, that no recovery of any judgment by Lender under any of the Loan Documents, and no attachment or levy of execution upon any of the Mortgaged Property or any other property of Mortgagor, shall (except as otherwise provided by law) in any way affect the lien of this Mortgage upon the Mortgaged Property or any part thereof or any lien, rights, powers or remedies of Lender hereunder, but such lien, rights, powers and remedies shall continue unimpaired as before until the Secured Liabilities are paid in full.

(d)     Without limiting the generality of the foregoing, all expenses incurred by Lender to the extent reimbursable under Sections 15‑1510 and 15‑1512 of the Act, whether incurred before or after any decree or judgment of foreclosure, and whether enumerated in this Mortgage, shall be included in the Secured Liabilities or added to the judgment of foreclosure.

Exhibit 10.1

3.11.    Protective Advances.

(a)    All advances, disbursements and expenditures made by Lender before and during a foreclosure, and before and after judgment of foreclosure, and at any time prior to sale, and, where applicable, after sale, and during the pendency of any related proceedings, for the following purposes, in addition to those otherwise authorized by this Mortgage or by the Act (collectively, "Protective Advances"), shall have the benefit of all applicable provisions of the Act, including those provisions of the Act herein below referred to:

(i)    all advances by Lender in accordance with the terms of this Mortgage to:  (A) preserve or maintain, repair, restore or rebuild the improvements upon the mortgaged real estate; (B) preserve the lien of this Mortgage or the priority thereof; or (C) enforce this Mortgage, as referred to in Subsection (b)(5) of Section 5/15-1302 of the Act;

(ii)    payments by Lender of: (A) installments of principal, interest or other obligations in accordance with the terms of any senior mortgage or other prior lien or encumbrance; (B) installments of real estate taxes and assessments, general and special and all other taxes and assessments of any kind or nature whatsoever which are assessed or imposed upon the Mortgaged Property or any part thereof; (C) other obligations authorized by this Mortgage; or (D) with court approval, any other amounts in connection with other liens, encumbrances or interests reasonably necessary to preserve the status of title, as referred to in Section 5/15-1505 of the Act;

(iii)    advances by Lender in settlement or compromise of any claims asserted by claimants under any senior mortgages or any other prior liens;

(iv)    attorneys’ fees and other costs incurred: (A) in connection with the foreclosure of this Mortgage as referred to in Sections 1504 (d)(2) and 5/15-1510 of the Act; (B) in connection with any action, suit or proceeding brought by or against Lender for the enforcement of the Mortgage or arising from the interest of Lender hereunder; or (C) in the preparation for the commencement or defense of any such foreclosure or other action related to the Mortgage or the mortgaged real estate;

(v)    Lender’s fees and costs, including attorneys’ fees, arising between the entry of judgment of foreclosure and the confirmation hearing as referred to in Subsection (b)(1) of Section 5/15-1508 of the Act;

(vi)    expenses deductible from proceeds of sale as referred to in subsections (a) and (b) of Section 5/15-1512 of the Act;

Exhibit 10.1

(vii)    expenses incurred and expenditures made by Lender for any one or more of the following:  (A) premiums for casualty and liability insurance paid by Lender whether or not Lender or a receiver is in possession, if reasonably required, in reasonable amounts, and all renewals thereof, without regard to the limitation to maintaining of existing insurance in effect at the time any receiver or the Lender takes possession of the Mortgaged Property imposed by Subsection (c)(1) of Section 5/15-1704 of the Act; (B) repair or restoration of damage or destruction in excess of available insurance proceeds or condemnation awards; and (C) payments required or deemed by Lender to be for the benefit of the Mortgaged Property or required to be made by the owner of the mortgaged real estate under any grant or declaration of easement, easement agreement, agreement with any adjoining land owners or instruments creating covenants or restrictions for the benefit of or affecting the Mortgaged Property.

(b)    All Protective Advances shall be so much additional amounts or obligations secured by the Mortgage, and shall become immediately due and payable without notice and with interest thereon from the date of the advance until paid at the Default Rate.

(c)    This Mortgage shall be a lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time this Mortgage is recorded pursuant to Subsection (b)(5) of Section 5/15-1302 of the Act.

(d)    All Protective Advances shall, except to the extent, if any, that any of the same is clearly contrary to or inconsistent with the provisions of the Act, apply to and be included in the:

(i)    determination of the amount of obligations secured by this Mortgage at any time;

(ii)    amount found due and owing to Lender in the judgment of foreclosure and any subsequent supplemental judgments, orders, adjudications or findings by the court of any additional amount becoming due after such entry of judgment, it being agreed that in any foreclosure judgment, the court may reserve jurisdiction for such purpose;

(iii)    if the right of redemption has not been waived by Mortgagor, computation of amount required to redeem, pursuant to Subsections (d)(1) and (2) of Section 5/15-1603 of the Act;

(iv)    determination of amount deductible from sale proceeds pursuant to Section 5/15-1512 of the Act;

Exhibit 10.1

(v)    application of income in the hands of any receiver or mortgagee in possession; and

(vi)    computation of any deficiency judgment pursuant to Subsections (b)(2) and (e) of Section 5/15-1508 and Section 5/15‑1511 of the Act.

3.12.    Business Loan.  Mortgagor acknowledges and agrees that (a) the proceeds of the Loans will be used in conformance with subparagraph (1)(l) of Section 4 of "An Act in relation to the rate of interest and other charges in connection with sales on credit and the lending of money," approved May 24, 1879, as amended (815 ILCS 205/4 (1)(l); and (b) the Loans constitute business loans which come within the purview of said Section 4 (815 ILCS 205/4 et seq.).

3.13.    Remedies Cumulative.  No right, power or remedy conferred upon or reserved to Lender by the Notes, the Loan Agreement, this Mortgage or any other Loan Document or any instrument evidencing or securing the Secured Liabilities is exclusive of any other right, power or remedy, but, subject to Section 4.12,  each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under the Notes, the Loan Agreement or any other Loan Document or any instrument evidencing or securing the Secured Liabilities, or now or hereafter existing at law, in equity or by statute.

ARTICLE FOUR

MISCELLANEOUS PROVISIONS

4.1.    Heirs, Successors and Assigns Included in Parties.  The provisions of this Mortgage shall be binding upon the successors and assigns of Mortgagor and shall inure to the benefit of Lender and its successors and permitted assigns, except that Mortgagor may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender.    Reference is made to Section 10.4 of the Loan Agreement for the circumstances under which Lender’s assignment or sale of participations in the Loans are considered "permitted."

4.2.    Notices.  All notices, requests, reports, demands or other instruments required or contemplated to be given or furnished under this Mortgage to Mortgagor or Lender shall be directed to Mortgagor or Lender, as the case may be, in the manner set forth in the Loan Agreement at the following addresses:

steven.c.gonzalez@usbank.com

Exhibit 10.1

If to Lender:	U.S. Bank National Association 209 South LaSalle Street, Suite 300 Chicago, Illinois 60604 Attention: Portfolio Manager Fax: (312) 325-8905 Email: steven.c.gonzalez@usbank.com
If to Mortgagor:	SigmaTron International, Inc. 2201 Landmeier Road Elk Grove Village, Illinois 60007 Attention: Linda Frauendorfer, CFO Fax: (847) 956-9801 Email: linda.frauendorfer@sigmatronintl.com

4.3.    Headings.  The headings of the articles, sections, paragraphs and subdivisions of this Mortgage are for convenience only, are not to be considered a part hereof, and shall not limit, expand or otherwise affect any of the terms hereof.

4.4.    Invalid Provisions.  In the event that any of the covenants, agreements, terms or provisions contained in this Mortgage shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein (or the application of the covenant, agreement, term held to be invalid, illegal or unenforceable, to persons or circumstances other than those in respect of which it is invalid, illegal or unenforceable) shall be in no way affected, prejudiced or disturbed thereby.

4.5.    Changes.  Neither this Mortgage nor any term hereof may be released, changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the release, change, waiver, discharge or termination is sought.  To the extent permitted by law, any agreement hereafter made by Mortgagor and Lender relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.  Any holder of a lien or encumbrance junior to the lien of this Mortgage shall take its lien subject to the right of Lender to amend, modify or supplement this Mortgage, the Notes, the Loan Agreement or any of the other Loan Documents, to extend the maturity of the Secured Liabilities or any portion thereof, to vary the rate of interest chargeable under the Notes and/or the Loan Agreement and to increase the amount of the indebtedness secured hereby, in each and every case without obtaining the consent of the holder of such junior lien and without the lien of this Mortgage losing its priority over the rights of any such junior lien.

4.6.    Governing Law.  The validity and interpretation of this Mortgage shall be governed by and in accordance with the internal laws of the State of Illinois.

Exhibit 10.1

4.7.    Limitation of Interest.  The provisions of the Loan Agreement regarding the payment of lawful interest are hereby incorporated herein by reference.

4.8.    Future Advances.  This Mortgage is given to secure not only existing indebtedness, but also future advances (whether such advances are obligatory or are to be made at the option of Lender, or otherwise) made by Lender under the Notes or the Loan Agreement, to the same extent as if such future advances were made on the date of the execution of this Mortgage.  The total amount of indebtedness that may be so secured may decrease or increase from time to time, but the principal amount of all indebtedness secured hereby shall, in no event, exceed $84,000,000, exclusive of interest thereon, and other costs, amounts and disbursements as provided herein and in the other Loan Documents.

4.9.    Last Dollar.  The lien of this Mortgage shall remain in effect until the last dollar of the Secured Liabilities is paid in full and all obligations of Lender under the Loan Agreement have been terminated.

4.10.    Release.  Upon full payment and satisfaction of the Secured Liabilities and the termination of all obligations of Lender under the Loan Agreement, Lender shall issue to Mortgagor an appropriate release or satisfaction in recordable form.

4.11.    Time of the Essence.  Time is of the essence with respect to this Mortgage and all the provisions hereof.

4.12.    Loan Agreement.  The Loans are governed by terms and provisions set forth in the Loan Agreement and in the event of any conflict or discrepancy between the terms of this Mortgage and the terms of the Loan Agreement, the terms of the Loan Agreement shall control.

Exhibit 10.1

IN WITNESS WHEREOF, Mortgagor has caused this Real Property Mortgage to be executed by its duly authorized officer as of the day and year first above written.

SIGMATRON INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Linda K. Frauendorfer
Print Name:	Linda K. Frauendorfer
Its:	Chief Financial Officer

Signature Page to Real Property Mortgage (Elk Grove Village)

Exhibit 10.1

ACKNOWLEDGMENT

STATE OF ILLINOIS          )

                                              )  SS

COUNTY OF COOK           )

I, Richard Drinane, a Notary Public in and for and residing in said County and State, DO HEREBY CERTIFY THAT Linda K. Frauendorfer, the Chief Financial Officer of SIGMATRON INTERNATIONAL, INC., a Delaware corporation, personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that she signed and delivered said instrument as her own free and voluntary act and as the free and voluntary act of said corporation for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 19 day of December, 2017.

Richard Drinane
Notary Public
[Seal]	My Commission Expires:
11/29/2018

Notary Page to Real Property Mortgage (Elk Grove Village)

Exhibit 10.1

EXHIBIT A

Legal Description

PARCEL 1:

LOTS 180, 181, 182, 183, 184, AND 185 (EXCEPT THE NORTHERLY 10 FEET OF SAID LOTS, TAKEN FOR WIDENING LANDMEIER ROAD) IN CENTEX INDUSTRIAL PARK UNIT NO. 14, BEING A SUBDIVISION IN SECTION 26, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF FILED IN THE OFFICE OF THE REGISTRAT OF TITLES, COOK COUNTY, ILLINOIS ON AUGUST 13, 1963 AS DOCUMENT T2111476, IN COOK COUNTY, ILLINOIS.

PARCEL 2:

LOT 205 (EXCEPT THE NORTHERLY 10 FEET THEREOF, TAKEN FOR WIDENING LANDMEIER ROAD) IN CENTEX INDUSTRIAL PARK UNIT NO. 102, BEING A SUBDIVISION IN SECTION 26, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF FILED NOVEMBER 1, 1966 AS DOCUMENT T2299124, IN COOK COUNTY,

ILLINOIS.

Property Address:  2201 Landmeier Road, Elk Grove Village, Illinois

PIN(S):  08-26-403-011-0000; 08-26-403-012-0000; 08-26-403-013-0000; 08-26-403-014-0000